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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 21, 2002




                                   UBICS, INC.
                 (Exact name of issuer as specified in charter)



            DELAWARE                   0-23239                  34-1744587
  (State or Other Jurisdiction        Commission             (I.R.S. Employer
of Incorporation or Organization)     file number         Identification Number)



                              333 Technology Drive
                                    Suite 210
                              Canonsburg, PA 15317
                    (Address of principal executive offices)

                                 (724) 746-6001
              (Registrant's telephone number, including area code)

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Item 2.    Acquisition or Disposition of Assets

           On October 21, 2002, UBICS, Inc. ("UBICS"), through its subsidiary, UBICS Holding Company ("UHC") acquired a Boeing 727-100 aircraft from Davis Oil Company ("Davis"), pursuant to an Aircraft Purchase Agreement dated October 10, 2002 between UHC and Davis, as amended. Title to the aircraft was registered in the name of Wells Fargo Bank Northwest, National Association ("Wells"), as Trustee under a Trust Agreement dated October 21, 2002 between Wells and UHC, as trustor and sole beneficiary of such trust.

           The purchase price for the aircraft was $3,350,000, paid in cash at the closing. The purchase price was funded out of the cash reserves of UBICS. The purchase price was determined by arm's-length regulations between UBICS and Davis. There is no relationship or affiliation between Davis and UBICS or any of its affiliates, directors or officers, or any of their associates.

           The aircraft was used by Davis for its corporate travel needs.

           The aircraft will be leased for a five-year term to United Breweries Holdings, Ltd., a North Carolina corporation ("UBH"), pursuant to the terms of an Aircraft Lease Agreement (the "Lease") to be entered into between Wells, as owner trustee, and UBH. During the term of the Lease, UBH will pay rent in the amount of $50,000 per month and will be responsible for payment of any and all expenses relating to the operation and maintenance of the aircraft. The Lease also provides that UBH will purchase the aircraft at any time upon 90 days' written notice form the lessor for a purchase price of $4.0 million.

           Prior to leasing the aircraft to UBH, UHC will cause the aircraft to be refurbished at a cost to UHC of not more than $650,000, which will be funded out of UBICS' cash reserves. If and to the extent the cost of such refurbishment exceeds $650,000, the excess will be paid by UBH.

           UBH is a controlled affiliate of United Breweries (Holdings) Limited, an Indian company, which will enter into a Guaranty and Suretyship Agreement, absolutely and unconditionally guaranteeing all obligations of UBH under the Lease. The Chairman and ultimate beneficial owner of 55% of the outstanding common stock of UBICS, Vijay Mallya, is the Chairman and a shareholder of United Breweries (Holdings) Limited, which controls UBH.



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Item 7.     Financial Statements, Pro Forma
            Financial Information and Exhibits

       (a)  Financial Statements.

            Not applicable.

       (b)  Pro forma Financial Information.

            Not applicable.

       (c)  Exhibits.

            2.1 Aircraft Purchase Agreement dated as of October 10, 2002 between UBICS Holding Company and Davis Oil Company. as amended.

            2.2 Agreement dated as of October 21, 2002 among UBICS Holding Company, United Breweries Holdings Ltd. and United Breweries (Holdings) Limited.


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UBICS, Inc.

Date: November 5, 2002            By: /s/ Robert C. Harbage
                                  Name: Robert C. Harbage
                                  Title: President and Chief Financial Officer

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EXHIBIT INDEX

            Exhibit
              No.                    Description
          -----------                -----------
              2.1 Aircraft Purchase Agreement dated as of October 10, 2002 between UBICS Holding Company and Davis Oil Company, as amended.

              2.2 Agreement dated as of October 21, 2002 among UBICS Holding Company, United Breweries Holdings Ltd. and United Breweries (Holdings) Limited